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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2003

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28732 (Commission File Number)	65-0966399 (IRS Employer Identification No.)
2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)		33316 (Zip code)

Registrant's telephone number, including area code (954) 523-2200

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit Number	Description of Document
99.1	Press release issued by the Registrant on July 18, 2003

        Exhibit 99.1 and the information included in it shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in this Report other than under Item 9 or Item 12 hereof.

Item 9.    Regulation FD Disclosure.    (Item 12. Disclosure of Results of Operations and Financial Condition.)

        We issued a press release on July 18, 2003, which includes information regarding our consolidated results of operations and certain operating data for the quarterly period ended June 30, 2003. The text of that press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein. In addition to disclosure of the information in compliance with Regulation FD, the following information and the information in the related exhibit are also intended to be furnished under Item 12 of Form 8-K, "Disclosure of Results of Operations and Financial Condition," in accordance with the Securities and Exchange Commission Release No. 33-8126.

        We caution you that our expected consolidated results of operations and certain operating data included in the attached press release are given as of July 18, 2003 based on currently available information, and that we are not undertaking any obligation to update our estimates as conditions change or other information becomes available.

        This information, including the Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in this Report other than under Item 9 or Item 12 hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.
By:	/s/ ALAN R. TWAITS ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

July 18, 2003

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  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure. (Item 12. Disclosure of Results of Operations and Financial Condition.)
SIGNATURES